Resonant Customers Shipped a Record 17.5 Million RF Filters in The Second Quarter of 2021 Capitalizing on WaveXTM Design Technology; Representing Year Over Year Growth of 450%

Company Exceeds Milestone of 79 Million RF Filters Shipped by Resonant's Customers

AUSTIN, Texas - July 07, 2021 - Resonant Inc. (NASDAQ: RESN), a provider of radio frequency (RF) filter solutions developed on a robust intellectual property platform, designed to connect People and Things, has a provided preliminary corporate update for the three months ended June 30, 2021.

Second Quarter 2021 Company Highlights

•Resonant’s customers shipped a record 17.5 million radio frequency (RF) filters designed using the Company's WaveXTM design technology in the second quarter of 2021, representing an approximate 450% increase from the same year-ago period and a sequential increase of approximately 104%. To date, Resonant's customers have shipped over 79 million RF filter units that use Resonant designs.
•The Company’s robust patent portfolio grew to over 350 patents filed and issued as of June 30, 2021, greater than 200 of which are related to Resonant’s proprietary XBAR® and high frequency technologies. Patent count at the end of 2020 was over 300 total patents with greater than 150 focused on XBAR®.
•Announced WaveX™, the Company’s upgraded design software for acoustic wave filter development, which is specifically enhanced for 5G, Wi-Fi, and Ultra-wideband RF filters
•Revenues in the second quarter of 2021 are expected to total $0.6 million, compared to revenues of $0.6 million in the same year ago quarter.
•Deferred revenues as of June 30, 2021 are expected to be $0.8 million and will be recognized over the balance of the respective contracts.
•As of June 30, 2021, Resonant had cash and cash equivalents of approximately $22.7 million, which includes $7.8 million of net proceeds from sales of equity during the second quarter of 2021 under the Company's previously announced at-the-market (ATM) program.

Financial Guidance

For the full year 2021, Resonant expects significant revenue growth over full year 2020.

Management Commentary

“Our customers cumulatively exceeded the milestone of shipping 75 million RF filters designed with our WaveX™ technology during the second quarter, demonstrating the continued demand for our innovative RF filter designs,” said George B. Holmes, Chairman and CEO of Resonant. “In addition, we see the market as increasingly receptive to the superiority of our XBAR® technology for natively meeting the demands of next-generation networks, which we are able to demonstrate by leveraging our WaveX™ software platform. Our design software, which is now able to perform complete 3-dimensional simulations of complex high frequency filter designs and is fully cloud-based, enables Resonant to deliver what we believe are the most cost-effective, high-performance RF filter solutions on the market to our customers.”

“We delivered second quarter financial results in-line with previously issued guidance. As we move into the second half of 2021, we remain focused on the continued execution of our agreement with the world’s largest filter manufacturer, which is progressing well, as expected. We are also continuing to build momentum with our XBAR® technology for non-mobile applications, and we expect to secure partnerships in these high growth segments before yearend. As a reminder, a majority of Resonant’s revenues are based on prepaid royalty contracts, which generate immediate cash but may have delayed revenue recognition. As a result, we continue to expect non-linear revenue amounts in subsequent quarters. We look forward to providing further detail on our full second quarter results to our shareholders in August,” concluded Holmes.

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our WaveXTM design software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:
•Resonant Corporate Video
•WaveXTM Design Technology and XBAR: Speeding the Transition to 5G
•Expert Insights on Unlocking the Potential of 5G
•The Technology Enabling the Transition to 5G

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page
(https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s WaveXTM Design Technology
Resonant creates designs for difficult RF frequency bands and modules that meet challenging and complex 5G, Wi-Fi and UWB RF front-end requirements. Using WaveX™, Resonant’s designs have the potential to be developed in half the time and manufactured at a lower cost than traditional approaches. WaveX™ is a suite of proprietary algorithms, software design tools and network synthesis techniques that enables Resonant to explore a much larger set of possible design solutions.

Resonant delivers rapid design simulations to its customers, which they manufacture in their captive fabs or have manufactured by one of Resonant’s foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) technologies with the performance of higher cost manufacturing methods like Bulk Acoustic Wave (BAW).

Resonant's WaveX™ delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, Resonant's simulations model fundamental material and structure properties, which makes integration with foundry and fab customers much more intuitive, because they speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the capabilities of our filter designs and software tools, the timing and amount of future unit shipments and revenues, our pursuit of partnerships for use of our XBAR® technology for non-mobile applications, and our preliminary unaudited financial results for the recently completed quarter. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: risks related to changes in Resonant’s preliminary unaudited financial results for the recently completed quarter based on the completion of our financial statement closing procedures and the review by our independent registered public accounting firm of such financial statements; our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
(949) 546-6326
RESN@mzgroup.us